UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

ENERJEX RESOURCES, INC.

(Exact Name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 508, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 451-5545

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Series B Preferred Stock Financing

On March 11, 2015, EnerJex Resources, Inc. (the “Company”) and certain select accredited investors (the “Investors”) entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which the Company will sell an aggregate of 763,547 shares (the “common shares”) of common stock (the “common stock”) at a negotiated price of $1.75 per share, an aggregate of 1,763.79175 shares of series B convertible preferred stock (the “series B preferred stock”) at a negotiated price of $1,000 per share, and warrants to purchase an aggregate of 1,771,428 shares of common stock at an exercise price of $2.75 per share, which was the consolidated closing bid price of the Company’s common stock on New York Stock Exchange ("NYSE") immediately prior to entering into the Purchase Agreement (the “warrants,” and the transactions contemplated by the Purchase Agreement, the “Series B Financing”). The series B preferred stock to be sold is convertible into an aggregate of 1,007,881 shares of common stock at a ratio equal to approximately 571 shares of EnerJex's common stock for each 1 share of Preferred Stock. The series B preferred stock and warrants are not convertible into greater than 19.99% (when aggregated with the common shares) of the Company’s outstanding common stock unless stockholder approval is obtained. The closing under the Purchase Agreement is expected to occur on or about March 13, 2015, subject to satisfaction of customary closing conditions set forth in the Purchase Agreement.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be filed by the Company with the Nevada Secretary of State on March 11, 2015 (the “Certificate of Designation”), the series B preferred stock is non-voting (except to the extent required by law and except for certain consent rights relating to amending the certificate of incorporation or bylaws, and the like), ranks senior to the common stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company, and ranks junior to the Company's series A preferred stock with respect to dividends and with respect to distributions upon a deemed dissolution, liquidation or winding-up of the Company. Until the volume weighted average price of the Company’s common stock on NYSE exceeds $4.30 with a daily trading volume of 200,000 shares for ten consecutive trading days, the series B preferred stock is subject to full ratchet price based anti-dilution protection.

The Certificate of Designation also provides: (i) if the Company issues or agrees to grants, issues, or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to holders of common stock following the closing under the Purchase Agreement, the holders of series B preferred stock shall be issued the same purchase rights on an as-converted to common stock basis, and (ii) if the Company effects a fundamental transaction, then upon any subsequent conversion of series B preferred stock, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such conversion immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of our common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock into which series B preferred stock is convertible immediately prior to such fundamental transaction. A "fundamental transaction" means: (a) a merger or consolidation with or into another entity, (b) any sale of all or substantially all of our assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer allowing holders of our common stock to tender or exchange their shares for cash, property or securities, and has been accepted by the holders of 50% or more of the outstanding common stock (d) any reclassification of our common stock or any compulsory share exchange by which common stock is effectively converted into or exchanged for other securities, cash or property, or (e) consummation of a stock or share purchase agreement or other business combination with another person whereby such other person acquires more than 50% of the outstanding shares of common stock.

The warrants will have a 5 year term. If at any time after the six month anniversary of the closing under Series B Financing the shares of common stock issuable under the warrants are not registered under the Securities Act of 1933, as amended, the warrants will have a cashless exercise provision. The warrants will not be exercisable for the first six months following issuance. Subject to standard exceptions, after the first anniversary of the date the warrants are issued and until the volume weighted average price of the Company’s Common Stock on NYSE exceeds $4.30 for ten consecutive trading days, the exercise price of the warrants is subject to full ratchet price based anti-dilution protection. The terms of the warrants provide that if the Company effects a fundamental transaction, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s common stock or of the Company's common stock, if the Company is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant is exercisable immediately prior to such fundamental transaction.

2

Pursuant to the terms of the Purchase Agreement, the Company has also agreed with the Investors that while such Investors holds warrants, the Company will not effect or enter into an agreement to effect a “Variable Rate Transaction,” which means a transaction in which the Company: (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of the common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company; or (ii) enters into any agreement (including, without limitation, an equity line of credit) whereby the Company may sell securities at a future determined price.

The Company has also agreed with the Investors pursuant to the Purchase Agreement that: (i) if the Company issues or agrees to issue securities within the 12 months following the closing under the Purchase Agreement, the Investors shall have the right of first refusal to purchase up to 50% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities; (ii) if within 90 days following the closing under the Purchase Agreement the Company sells shares of common stock at a price per share less than the per share purchase price under the Purchase Agreement, the Company will issue without additional consideration additional shares of common stock as a price protection, (iii) the Investors will have certain piggyback registration rights, and (iv) the Company will indemnify the Investors against certain losses resulting from the Company’s breach of any of its representations, warranties, or covenants under agreements with the Investors, as well as under certain other circumstances described in the Purchase Agreement.

The Investors have agreed to be subject to a blocker that (i) would prevent each of their respective common stock ownership at any given time from exceeding 9.99% of the Company’s outstanding Common Stock; or (ii) would prevent the Company from issuing any shares of common stock to the Investors upon the conversion by such Investors of series B preferred stock if the issuance of such shares to such Investor, when aggregated with all other shares of common stock sold to the Investors under the purchase agreement together with all shares of Common Stock issued upon the conversion of series B preferred stock, would result in the total issuance of common stock to exceed 19.99% of the Company’s outstanding common stock, without first obtaining the approval of the Company’s stockholders. The Company has agreed to seek stockholder approval at a special stockholders’ meeting for the terms of the series B preferred stock and the issuance and delivery in the aggregate of that number of shares of common stock exceeding 19.99% of the outstanding shares of common stock upon conversion of the series B preferred stock.

The net proceeds to the Company from the sale and issuance of the common stock, series B preferred stock and warrants, after deducting the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $2.976 million. After giving effect to the sale and issuance of the common stock, series B preferred stock and warrants, but without giving effect to the conversion of the series B preferred stock and the exercise of the warrants, the Company will have 8,406,661 shares of common stock outstanding. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The issuance of the common stock and the issuance of a portion of the Series B preferred stock issued pursuant to the offering described with respect to the Series B Financing herein was effected as a takedown off the Company’s shelf registration statement on Form S-3 (File No. 333-199030), which became effective on February 25, 2015, pursuant to a prospectus supplement filed with the Securities and Exchange Commission on March 11, 2015. The issuance of the remaining series B preferred stock and the warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering.

3

In connection with the Series B Financing, on March 11, 2015, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Northland Securities, Inc. and Euro Pacific Capital, Inc. (the “Placement Agents”) pursuant to which the Placement Agents agreed to act as the Company’s exclusive placement agents for the issuance and sale of the securities in the Series B Financing.

The Placement Agents did not purchase or sell any securities, nor are they required to arrange the purchase or sale of any minimum number or dollar amount of securities. The Placement Agents will be paid a cash fee equal to 8.0% of the gross proceeds received by the Company from the sale of the securities in the Series B Financing. In addition to the placement agent fee to be paid by us, we have agreed to reimburse the placement agent for certain out-of-pocket expenses incurred in connection with the transactions, which aggregate amount of such expenses reimbursed by the Company will not exceed $40,000 without the Company’s further approval. In connection with the successful completion of the transactions, for the price of $50, the Placement Agents may purchase a five-year warrant to purchase shares of our common stock equal to 6.0% of the shares sold in the Series B Financing at an exercise price of $2.75 (the "Placement Agent Warrant").

The foregoing summaries of the terms of the series B preferred stock and the form of warrant to be issued to the Investors, the terms of the Placement Agent Warrant, the terms of the Purchase Agreement, and the terms of the Placement Agency Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the series B preferred stock and the warrants are incorporated by reference into this Item 3.02. The sale and issuance of 521.62076 shares of series B preferred stock and the warrants have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Sections 3(a)(9) and 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Investors have represented that they are accredited investors, as that term is defined in Regulation D, or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Private Placement Investors also have represented that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 1.01 of this Current Report on Form 8-K with respect to the Series B Financing is incorporated by reference into this Item 5.03. On March 11, 2015, the Company filed with the Nevada Secretary of State a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, that created the new Series B Preferred Stock, authorized 1,764 shares of Series B Preferred Stock and designated the preferences, rights and limitations of the Series B Preferred Stock, in the form described in Item 1.01 of this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On March 11, 2015, the Company issued a press release announcing the Series B Financing. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

4

Item 8.01. Other Events

The Company's reserve engineer consultant has confirmed that the oil and gas reserve report for the calendar year ended December 31, 2014 will show a material decline in our proved developed producing reserves below the figure shown in the reserve report that such reserve engineer consultant rendered for the calendar year ended December 31, 2013. The total present value of our proved reserves as of December 31, 2013 was approximately $102 million. The Company believes the value of its proved reserves is likely to be approximately $64 million as of December 31, 2014.

While under applicable SEC guidelines we will report the present value of our reserves based upon the average month-end price of oil for each of the 12 months in the calendar year ended December 31, 2014, actual market values dropped precipitously in the last calendar quarter of 2014, so the value of our reserves as calculated by the terms of the Company's credit facility will be lower.

Under the terms of the Company's secured credit facility, the value of its available reserves is the primary factor that defines the "borrowing base," which is the maximum amount that the Company is entitled to borrow under that secured credit facility. Because of the pending reduction in the reported amount of the Company's available reserves, the borrowing base under its credit agreement is likely to be reduced to between $18.0 million and $20.0 million, which is less than the currently outstanding unpaid principal balance of our loan in the amount of $23.5 million. That shortfall will result in a material default by us under the terms of the credit agreement, and the Company's secured lender will require that the Company develop an acceptable plan to bring the principal balance below the borrowing base. Even after completing this financing, the Company believes it is likely that the outstanding principal balance of the secured credit facility will exceed by approximately $1.0 million the sum of the Company's borrowing base and the amount of the Company's liquid assets.

The secured lender may require that the Company address this shortfall with a plan that includes amortizing monthly debt service payments, which, in turn, is likely to require that the Company suspend payment of cash dividends on its series A preferred stock. If the Company's secured lender does not approve the plan for addressing that issue, then the lender may exercise its default remedies under the documents evidencing and securing the credit facility, including foreclosure of the lien securing the loan.

By reason of that shortfall, it is likely that the Company's auditors will issue a going concern qualification to their audit opinion letter for the period ended December 31, 2014. The issuance of such a qualified audit opinion letter is likely to be a material default under the Company's credit agreement.

There is a material risk of a substantial decline in the value of the Company's common stock after the Company discloses in its filings with the United States Securities and Exchange Commission the material reduction in the amount and the value of our available oil and gas reserves, the fact that the outstanding principal balance of our secured credit facility will exceed the borrowing base under that credit facility, the issuance by the auditors of a going concern qualification to their audit opinion letter, and a possible suspension in the payment of cash dividends on the Company's series A preferred stock.

In addition to having pursued the Series B Financing, the Company currently is evaluating a number of strategic initiatives, including but not limited to potential acquisitions, mergers and sales of non-core assets. The Company holds a minority interest in a corporation that is expected to close on a sale of its principal assets in approximately 30 days which is expected to generate approximately $1.5 million to us during 2015.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the offering, the closing of the offering and the conversion of the preferred stock and the exercise of the warrants. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

5

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

4.1 Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

4.2 Specimen Series B Convertible Preferred Stock Certificate

4.3 Form of Warrant to Purchase Common Stock

4.4 Form of Placement Agent Warrant

5.1 Opinion of Reicker, Pfau Pyle & McRoy LLP (to be filed by amendment on or prior to the closing).

10.1 Form of Securities Purchase Agreement dated as of March 11, 2015

10.2 Form of Placement Agency Agreement dated as of March 11, 2015

23.1 Consent of Reicker Pfau Pyle & McRoy LLP (included in Exhibit 5.1)

99.1 Press Release of EnerJex Resources, Inc., dated March 11, 2015 (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.,

Date: March 11, 2015	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr. Chief Executive Officer and
President

6